UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 20, 2006

AXM PHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31886	20-0745214
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17870 Castleton Street, Suite 255 City of Industry, California		91748
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (626) 964-2848

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 3.01

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)  On April 20, 2006, AXM Pharma, Inc. (the “Company”) received notice by letter, dated April 20, 2006, from the American Stock Exchange (“Amex”) that Amex intends to proceed with the filing of an application with the Securities and Exchange Commission (“SEC”) pursuant to Section 1009 of the Amex Company Guide (“Company Guide”) to strike the common stock of the Company from listing and registration on Amex (the “Staff Determination”).

Specifically, Amex cited the Company’s inability to make a reasonable demonstration, in its plan of compliance dated March 3, 2006, of the Company’s likelihood of regaining compliance with Section 1003(a)(iv) of the Company Guide by May 2, 2006, in that the Company has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of Amex, as to whether the Company will be able to continue operations and/or meet its obligations as they mature.  Amex also cited the Company’s noncompliance with Section 1003(a)(iii) of the Company Guide which requires a company to maintain stockholders’ equity in excess of $6 million if it has sustained losses from continuing operations and/or net losses in its five most recent fiscal years.  Furthermore, Amex indicated that during the period between August 31, 2005 and September 19, 2005, the Company, in certain instances, failed to comply with Section 301 of the Company Guide which provides that a listed company is not permitted to issue or register additional securities of a listed class until it has filed an application for the listing of such additional securities and received notification from the Exchange that the securities have been approved for listing.  Finally, as additional support to suspend and remove the Company from listing, Amex cited, pursuant to Section 1003(f)(iii) of the Company Guide, its concern of the ongoing SEC investigation into the Company and other parties affiliated with the Company for violations of federal securities laws.

The Staff Determination indicates that the Company has a limited right to appeal the determination by requesting an oral hearing or a hearing based on a written submission before a Listing Qualifications Panel.  Such a request must be received by April 27, 2006.   the Company has decided to appeal the determination. In this regard, The Company is also making progress with its sources of financing.

On April 21, 2006, the Company issued a press release announcing, among other things, the receipt of the Amex letter and stating its intent to review and consider the Company’s course of action.  The press release further indicates that if the Company fails to appeal the Staff Determination, Amex will submit an application to the SEC to strike the Company’s common stock from listing and registration on the Exchange.  A copy of the press release is attached as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description
99.1	Letter, dated April 20, 2006, by the American Stock Exchange to AXM Pharma, Inc.

99.2	Press release, dated April 21, 2006, by AXM Pharma, Inc. announcing, among other things, receipt of the American Stock Exchange letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXM PHARMA, INC.

Dated:  April 24, 2006

        By:      /s/ Wei-Shi Wang

            Wei-Shi Wang

            Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Letter, dated April 20, 2006, by the American Stock Exchange to AXM Pharma, Inc.

99.2	Press release, dated April 21, 2006, by AXM Pharma, Inc. announcing, among other things, receipt of the American Stock Exchange letter